Exhibit 99.1

SOHU.COM REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 UNAUDITED

FINANCIAL RESULTS

Group Sets Record Financial and Operating Results for Fourth Quarter and Full Year 2010

BEIJING, CHINA, January 31, 2011 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search, gaming, community and mobile service group, today reported unaudited financial results for the fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter Highlights1

•	Record total revenues and record revenues in each of the Group’s brand advertising, online game and search businesses. All such operating parameters exceeded the Group’s expectations.

•	Total revenues were US$173.2 million, up 27% year-over-year and 6% quarter-over-quarter.

•	Brand advertising revenues were US$60.1 million, up 31% year-over-year and 2% quarter-over-quarter.

•	Online game revenues reached US$91.7 million, up 30% year-over-year and 7% quarter-over-quarter.

•	Search revenues were US$6.6 million, up 126% year-over-year and 23% quarter-over-quarter.

•

After deducting the share of net income pertaining to the Noncontrolling Interest, GAAP net income was US$41.5 million, up 41% year-over-year and 7% quarter-over-quarter, or US$1.07 per fully diluted share. Non-GAAP net income was US$47.9 million, up 34% year-over-year and 6% quarter-over-quarter, or US$1.23 per fully diluted share.

Fiscal Year 2010 Highlights

•	Record total revenues and record revenues in each of the Group’s brand advertising, online game and search businesses.

•	Total revenues reached US$612.8 million, up 19% compared with 2009.

•	Brand advertising revenues were US$211.8 million, up 20% compared with 2009.

•	Online game revenues were US$327.1 million, up 22% compared with 2009.

•	Search revenues reached US$18.6 million, up 120% compared with 2009.

[1]	Explanation of the Group’s non-GAAP financial measures and related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

•

After deducting the share of net income pertaining to the Noncontrolling Interest, GAAP net income was flat compared with 2009, reaching US$139.3 million, or US$3.62 per fully diluted share. Non-GAAP net income was up 6% compared with 2009, reaching US$164.3 million, or US$4.21 per fully diluted share.

•	Cash balance was US$678.4 million as of December 31, 2010, representing an increase of US$114.6 million from December 31, 2009.

Dr. Charles Zhang, Chairman and CEO of Sohu, commented, “While I am encouraged by these strong results across our multiple business lines, I am even more excited when we look beyond our financial performance. First, our conscientious efforts in online video and our strategy to secure high quality authorized content have brought our market share from 3.4% to 13.4% in a mere 12-month period. Second, while TLBB continues to be a strong and popular game, Changyou will unveil the full trial version of the highly anticipated Duke of Mount Deer to players once it officially kicks off the game’s marketing campaign in March. And third, with its new capital structure in place, Sogou’s business is quickly picking up momentum. Over the fourth quarter of 2010, active users of the Sogou browser, related search traffic and search revenue, all grew north of 20% quarter-to-quarter.”

Commenting on Sohu’s brand advertising business, Ms. Belinda Wang, Co-President and COO, added, “We achieved another record year in our brand advertising business. Brand advertising revenues for the fourth quarter rose 31% compared with the fourth quarter of 2009. We are optimistic that we will be able to attract attention from the top companies that are seeking effective and efficient marketing solutions for their 2011 plans. And with advertising revenue from online video for the year 2010 grew to three times that of 2009, we are convicted that this business has vast potential.”

Fourth Quarter Financial Results

Revenues

Total revenues for the fourth quarter of 2010 were US$173.2 million, up 27% year-over-year and 6% quarter-over-quarter.

Brand advertising revenues for the fourth quarter of 2010 totaled US$60.1 million, up 31% year-over-year and 2% quarter-over-quarter.

Online game revenues for the fourth quarter of 2010 were US$91.7 million, up 30% year-over-year and 7% quarter-over-quarter.

Search revenues for the fourth quarter of 2010 were US$6.6 million, up 126% year-over-year and 23% quarter-over-quarter.

Wireless revenues for the fourth quarter of 2010 were US$14.4 million, down 8% year-over-year and up 6% quarter-over-quarter.

Gross Margin

Gross margin was 74% for the fourth quarter of 2010, compared with 74% in the third quarter of 2010 and 75% in the fourth quarter of 2009. Non-GAAP gross margin for the fourth quarter of 2010 was 75%, compared with 74% in the third quarter of 2010 and 75% in the fourth quarter of 2009.

Brand advertising gross margin for the fourth quarter of 2010 was 60%, compared with 61% in the third quarter of 2010 and 65% in the fourth quarter of 2009. Non-GAAP brand advertising gross margin for the fourth quarter of 2010 was 63%, compared with 62% in the third quarter of 2010 and 65% in the fourth quarter of 2009.

Both GAAP and non-GAAP gross margin for online games in the fourth quarter of 2010 were 90%, compared with 90% in the third quarter of 2010 and 92% in the fourth quarter of 2009. The decline in gross margin was mainly due to an increase in salaries and benefits and higher bandwidth and server depreciation costs associated with the operation of more games in the fourth quarter of 2010.

Both GAAP and non-GAAP gross margin for the search business in the fourth quarter of 2010 were 32%, compared with 32% in the third quarter of 2010 and 2% in the fourth quarter of 2009.

Both GAAP and non-GAAP gross margin for the wireless business for the fourth quarter of 2010 were 45%, compared with 46% in the third quarter of 2010 and 44% in the fourth quarter of 2009.

Operating Expenses

For the fourth quarter of 2010, Sohu’s operating expenses totaled US$61.8 million, up 27% year-over-year and 11% quarter-over-quarter. Non-GAAP operating expenses totaled US$55.5 million, up 23% year-over-year and 11% quarter-over-quarter. The sequential increases in both GAAP and non-GAAP operating expenses were primarily attributable to the hiring of more game engineers and expenses related to royalties for licensed games in the fourth quarter of 2010.

Operating Margin

Operating margin was 38% for the fourth quarter of 2010, compared with 40% in the previous quarter and 39% in the fourth quarter of 2009. Non-GAAP operating margin was 43% for the fourth quarter of 2010, compared with 44% in the previous quarter and 42% in the fourth quarter of 2009.

Income Tax Expense

For the fourth quarter of 2010, excluding a non-cash income tax expense reversal of US$0.7 million recorded for tax benefits from share-based awards in connection with the recent U.S. Congress’s enactment of legislation with favorable tax provisions that were reinstated retroactively to January 1, 2010, non-GAAP income tax expense was US$11.1 million, compared with US$10.6 million in the previous quarter.

Net Income

Before deducting the share of net income pertaining to the Noncontrolling Interest, GAAP net income for the fourth quarter of 2010 was US$57.4 million, up 35% year-over-year and 6% quarter-over-quarter. Non-GAAP net income for the fourth quarter of 2010 was US$64.6 million, up 28% year-over-year and 5% quarter-over-quarter, exceeding the high end of the Group’s expectations.

After deducting the share of net income pertaining to the Noncontrolling Interest, GAAP net income for the fourth quarter of 2010 was US$41.5 million, or US$ 1.07 per fully diluted share. Non-GAAP net income for the fourth quarter of 2010 was US$47.9 million, or US$ 1.23 per fully diluted share, up 34% year-over-year and 6% quarter-over-quarter, exceeding the high end of the Group’s expectations.

Cash Balance

Sohu Group continued to maintain a debt-free balance sheet and a strong cash position of US$678.4 million as of December 31, 2010.

Fiscal Year 2010 Financial Results

Revenues

Total revenues for fiscal year 2010 were US$612.8 million, up 19% compared with 2009.

Brand advertising revenues for fiscal year 2010 were US$211.8 million, up 20% compared with 2009.

Online game revenues for fiscal year 2010 were US$327.1 million, up 22% compared with 2009.

Search revenues for fiscal year 2010 were US$18.6 million, up 120% compared with 2009.

Wireless revenues for fiscal year 2010 were US$52.3 million, down 14% compared with 2009.

Gross Margin

Gross margin was 74% and non-GAAP gross margin was 75% for fiscal year 2010, compared with 76% for both GAAP and non-GAAP gross margin in 2009.

Brand advertising gross margin was 59% for fiscal year 2010, compared with 66% in 2009. Brand advertising non-GAAP gross margin was 61% for fiscal year 2010, compared with 67% in 2009.

Online game gross margin was 91% for fiscal year 2010, compared with 93% in 2009. Online game non-GAAP gross margin was 91% for fiscal year 2010, compared with 94% in 2009. The decline in gross margin was mainly due to an increase in salaries and benefits and higher bandwidth and server depreciation costs associated with the operation of more games in 2010.

Both GAAP and non-GAAP gross margin for the search business were 24% for fiscal year 2010, compared with -14% in 2009.

Both GAAP and non-GAAP gross margin for the wireless business were 46% for fiscal year 2010, compared with 43% in 2009.

Operating Expenses

For fiscal year 2010, Sohu’s operating expenses totaled US$221.9 million, up 18% compared with 2009. Non-GAAP operating expenses increased 16% to US$199.4 million. The year-over-year increase primarily reflects an increase in salaries and compensation expenses as a result of increased headcount, an increase in content and bandwidth costs, as well as an increase in expenses related to royalties for licensed games at Changyou.

Operating Margin

Operating margin for fiscal year 2010 was 38%, compared with 40% in 2009. Non-GAAP operating margin was 42%, compared with 43% in 2009.

Income Tax Expense

For fiscal year 2010, excluding non-cash income tax expense of US$1.2 million recorded for the tax benefits from share-based awards, non-GAAP income tax expense was US$34.9 million, compared with US$29.8 million in the previous year.

Net Income

Before deducting the share of net income pertaining to the Noncontrolling Interest, GAAP net income for fiscal year 2010 was US$198.2 million, up 12% compared with 2009; non-GAAP net income for fiscal year 2010 was US$226.8 million, up 15% compared with 2009.

After deducting the share of net income pertaining to the Noncontrolling Interest, GAAP net income for fiscal year 2010 was US$139.3 million, or US$3.62 per fully diluted share. Non-GAAP net income for fiscal year 2010 was US$164.3 million, or US$4.21 per fully diluted share.

Ms. Carol Yu, Co-President and CFO of Sohu, commented, “While we are pleased with this set of record financial results for both the quarter and the year, we are even more upbeat about Sohu’s bright future. Our past investments in both online video and search are starting to bear fruit and emerging to be new growth engines for our shareholders. ”

Supplementary Information for Online Game Results

Fourth Quarter 2010 Operational Results

Aggregate registered accounts for Changyou’s games2 as of December 31, 2010 increased 6% quarter-over-quarter and 38% year-over-year to 111.4 million.

Aggregate peak concurrent users (“PCU”) for Changyou’s games increased 5% quarter-over-quarter and 7% year-over-year to 1,030,000.

Aggregate active paying accounts (“APA”) for Changyou’s games increased 3% quarter-over-quarter and 13% year-over-year to 2.7 million.

Average revenue per active paying account (“ARPU”) for Changyou’s games increased 2% quarter-over-quarter and 12% year-over-year to RMB219, which is consistent with Changyou’s intention of having ARPU remain within a range that keeps Changyou’s games affordable for the majority of game players in China.

Fourth Quarter and Fiscal Year 2010 Revenues

Total revenues for the fourth quarter of 2010 increased 7% quarter-over-quarter and 30% year-over-year to US$91.7 million. Total revenues for the fiscal year 2010 were US$327.1 million, an increase of 22% from US$267.6 million in 2009.

Revenues from game operations for the fourth quarter of 2010 increased 7% quarter-over-quarter and 30% year-over-year to US$89.5 million. Revenues from game operations in 2010 were US$318.9 million, an increase of 23% from US$259.8 million in 2009. The increases for the fourth quarter and the full year were mainly due to the continued popularity of TLBB in China.

Overseas licensing revenues for the fourth quarter of 2010 were $2.2 million, an increase of 11% sequentially and 7% year-over-year. The increases for the fourth quarter were mainly due to increased momentum of TLBB in Vietnam and revenue contribution for a full quarter from the game in Thailand in the fourth quarter of 2010. Overseas licensing revenues in 2010 were US$8.2 million, an increase of 5% from US$7.8 million in 2009. The increases for the full year were largely due to increased momentum of TLBB in Vietnam and Malaysia.

[2]	Comprises the following games operated in China: Tian Long Ba Bu (“TLBB”), Blade Online, Blade Hero 2, Da Hua Shui Hu, Zhong Hua Ying Xiong, Immortal Faith and San Jie Qi Yuan.

Recent Business Developments

Open Beta Testing of San Jie Qi Yuan

On December 3, 2010, Changyou began open beta testing of San Jie Qi Yuan, a 2D turn-based cartoon-style massively multi-player online role-playing game. Adapted from one of the four great classical novels, Journey to the West, the game allows users to experience fast-paced martial arts combat in entertaining 2D graphics within a mythical fantasy world in ancient China. The game was licensed from a game studio in China and is operated by Changyou’s wholly-owned subsidiary I.C.E. Entertainment Limited.

Changyou To Acquire Remaining Stake in Jing Mao

In January 2011, Changyou entered into a definitive agreement under which Changyou will acquire the remaining 50% of the equity in Shanghai Jing Mao Cultural Communications Ltd. and its affiliate (“Jing Mao”). Jing Mao is primarily engaged in cinema advertising in China. The purpose of the acquisition is to secure additional advertising resources for the promotion of Changyou’s online games. Following the completion of the transaction, Changyou will hold 100% of the equity in Jing Mao. Jing Mao will be consolidated into Changyou’s financial statements starting from February 1, 2011.

Business Outlook

For the first quarter of 2011, Sohu estimates:

•	Total revenues to be between $164.5 million and $169.5 million

•	Brand Advertising revenues to be between $55.0 million and $57.0 million. This implies a sequential decline of 5% to 8%, and 39% to 44% year-over-year growth.

•

Total revenues from Changyou to be between US$92.0 million and US$95.0 million, of which revenues from online games, which are revenues exclusive of revenues from Jing Mao, are expected to be between US$91.0 million and US$93.0 million.

•	Search revenues to be around $6.5 million.

•	Before deducting the share of non-GAAP net income pertaining to the Noncontrolling Interest, Sohu estimates its pro forma non-GAAP net income to be between $54.5 million and $57.0 million.

•

After deducting the share of non-GAAP net income pertaining to the Noncontrolling Interest, Sohu estimates non-GAAP net income to be between $40.0 million and $42.0 million and non-GAAP fully diluted earnings per share to be between $1.03 and $1.08.

•

Assuming no new grants of share-based awards, Sohu estimates that compensation expenses and income tax expenses relating to share-based awards will be around $5.0 million to $6.0 million, which includes $1.5 million to $2.0 million for Changyou. Considering Sohu’s shares in Changyou, the estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the first quarter of 2011, under US GAAP, by 11 to 13 cents.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, income tax expense, net income and net income per share, which are adjusted from results based on GAAP to exclude the impact of share-based awards granted to employees in the consolidated statements of operations, which consists mainly of share-based compensation expense and non-cash tax benefits from excess tax deductions related to share-based awards. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the impact of share-based awards from its non-GAAP financial measure is useful for itself and investors. Further, the impact of share-based awards cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As the impact of share-based awards does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, in general, the monthly financial results for internal reporting and any performance measure for commissions and bonuses are based on non-GAAP financial measures that exclude the impact of share-based awards.

The non-GAAP financial measures are provided to enhance investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding the impact of share-based awards, is that the impact of share-based awards has been and will continue to be a significant recurring expense in Sohu’s business for the foreseeable future. In order to mitigate these limitations Sohu has provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between the GAAP financial measures that are most directly comparable to the non-GAAP financial measures that have been presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is derived from Sohu’s unaudited interim financial statements prepared in accordance with GAAP.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected that the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason. Statements that are not historical facts, including statements about Sohu’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, and Sohu’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu’s management team will host a conference call on January 31, 2011(9:30 p.m. Beijing/Hong Kong time, January 31, 2011) at 8:30 a.m. U.S. Eastern Time.

The dial-in details for the live conference call are:

US Toll-Free:	+1-877-941-2927
International:	+1-480-629-9724
Hong Kong:	+852-3009-5027
Passcode:	SOHU

Please dial in 10 minutes before the call is scheduled to begin and provide the passcode to join the call.

A telephone replay of the call will be available after the conclusion of the conference call at 10:30 a.m. Eastern Time on January 31 through February 8, 2011. The dial-in details for the telephone replay are:

International:	+852-3056-2777
Passcode:	4398395

The live webcast and archive of the conference call will be available on the Investor Relations section of Sohu’s website at http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; #1 online alumni club www.chinaren.com; wireless value-added services provider www.goodfeel.com.cn; leading online mapping service provider www.go2map.com; and developer and operator of online games www.changyou.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engine. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The Company’s massively multiplayer online role-playing game (MMORPG) subsidiary, Changyou.com (NASDAQ: CYOU), currently operates seven online games in China, including the in-house developed Tian Long Ba Bu, one of the most popular online games in China, and the licensed Blade Online, Blade Hero 2, Da Hua Shui Hu, Zhong Hua Ying Xiong, Immortal Faith and San Jie Qi Yuan. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its fifteenth year of operation.

For investor and media inquiries, please contact:

In China:

Ms. Mei Li

Sohu.com Inc.

Tel: +86 (10) 6272-6596

E-mail: ir@contact.sohu.com

In the United States:

Mr. Jeff Bloker

Christensen

Tel: +1 (480) 614-3003

E-mail: jbloker@ChristensenIR.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2010	Sep. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
Revenues:
Brand advertising	$60,064	$59,083	$45,876	$211,821	$177,073
Online games	91,735	85,623	70,698	327,151	267,585
Sponsored search	6,596	5,357	2,914	18,649	8,491
Wireless and others	14,767	14,001	16,343	55,156	62,090

Total revenues	173,162	164,064	135,831	612,777	515,239

Cost of revenues:
Brand advertising (includes stock-based compensation expense of $1,610, $1,022, $141, $4,803 and $787, respectively)	23,889	23,256	16,238	86,684	59,451
Online games (includes stock-based compensation expense of $44, $40, $57, $194 and $324, respectively)	8,923	8,537	5,419	29,852	17,505
Sponsored search (includes stock-based compensation expense of $0, $0, $0, $0 and $0 , respectively)	4,497	3,650	2,854	14,243	9,669
Wireless and others (includes stock-based compensation expense of $0, $1, $1, $3 and $38, respectively)	8,075	7,733	9,322	29,528	36,770

Total cost of revenues	45,384	43,176	33,833	160,307	123,395

Gross profit	127,778	120,888	101,998	452,470	391,844

Operating expenses:
Product development (includes stock-based compensation expense of $2,791, $2,238, $1,952, $9,692 and $8,729, respectively)	23,747	19,454	14,461	75,600	56,943
Sales and marketing (includes stock-based compensation expense of $1,625, $1,271, $96, $5,027 and $747, respectively)	27,381	25,410	25,405	105,406	93,498
General and administrative (includes stock-based compensation expense of $1,879, $1,989, $1,687, $7,772 and $6,694, respectively)	10,489	10,619	8,801	40,375	36,624
Amortization of intangible assets	148	163	93	558	388

Total operating expenses	61,765	55,646	48,760	221,939	187,453

Operating profit	66,013	65,242	53,238	230,531	204,391
Other income/(expense)	504	(939)	239	(790)	342
Interest income and exchange difference	1,267	1,050	1,136	4,474	5,001

Income before income tax expenses	67,784	65,353	54,613	234,215	209,734
Income tax expense/(benefit)	10,399	11,340	12,168	36,031	33,745

Income from continuing operations	57,385	54,013	42,445	198,184	175,989

Gain from discontinued e-commerce operations	—	—	—	—	446

Net income	57,385	54,013	42,445	198,184	176,435

Less: Net income attributable to the Noncontrolling Interest	13,409	13,004	10,096	49,555	28,602

Net income attributable to Sohu.com Inc.	43,976	41,009	32,349	148,629	147,833

Basic net income per share attributable to Sohu.com Inc.	$1.16	$1.08	$0.84	$3.92	$3.86

Shares used in computing basic net income per share attributable to Sohu.com Inc.	37,981	37,896	38,317	37,870	38,294

Diluted net income per share attributable to Sohu.com Inc.	$1.07	$1.01	$0.76	$3.62	$3.57

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,669	38,377	38,920	38,445	38,969

Note:

(a)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Dec 31, 2010	As of Dec 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$678,389	$563,782
Investment in debt securities	75,529	—
Accounts receivable, net	62,603	46,610
Prepaid and other current assets	20,416	10,781

Total current assets	836,937	621,173

Fixed assets, net	120,627	115,088
Goodwill	67,761	55,555
Intangible assets, net	11,806	7,933
Prepaid non-current assets	142,731	26,207
Other assets, net	7,728	2,317

Total assets	$1,187,590	$828,273

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,940	$4,602
Accrued liabilities to suppliers and agents	65,917	41,103
Receipts in advance and deferred revenue	51,513	36,944
Accrued salary and benefits	35,409	28,860
Tax payables	31,719	21,953
Other accrued liabilities	21,174	17,035

Total current liabilities	$211,672	$150,497

Contingent consideration	1,359	—

Total liabilities	$213,031	$150,497

Commitments and contingencies

Shareholders’ equity:
Sohu.com Inc. shareholders’ equity	796,117	609,781
Noncontrolling Interest	178,442	67,995

Total shareholders’ equity	$974,559	$677,776

Total Liabilities and shareholders’ equity	$1,187,590	$828,273

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING IMPACT OF SHARE-BASED AWARDS

	Three Months Ended Dec. 31, 2010			Three Months Ended Sep. 30, 2010			Three Months Ended Dec. 31, 2009
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Brand advertising revenues	$60,064	$—	$60,064	$59,083	$—	$59,083	$45,876	$—	$45,876
Less: Cost of brand advertising revenues	23,889	(1,610)	22,279	23,256	(1,022)	22,234	16,238	(141)	16,097

Brand advertising gross profit	$36,175	$1,610	$37,785	$35,827	$1,022	$36,849	$29,638	$141	$29,779

Brand advertising gross margin	60%		63%	61%		62%	65%		65%

Online games revenues	$91,735	$—	$91,735	85,623	—	85,623	70,698	—	70,698
Less: Cost of online games revenues	8,923	(44)	8,879	8,537	(40)	8,497	5,419	(57)	5,362

Online games gross profit	$82,812	$44	$82,856	$77,086	$40	$77,126	$65,279	$57	$65,336

Online games gross margin	90%		90%	90%		90%	92%		92%

Sponsored search revenues	$6,596	$—	$6,596	$5,357	$—	$5,357	$2,914	$—	2,914
Less: Cost of sponsored search revenues	4,497	—	4,497	3,650	—	3,650	2,854	—	2,854

Sponsored search gross profit	$2,099	$—	$2,099	$1,707	$—	$1,707	$60	$—	60

Sponsored search gross margin	32%		32%	32%		32%	2%		2%

Wireless and others revenues	$14,767	$—	$14,767	$14,001	$—	$14,001	$16,343	$—	16,343
Less: Cost of wireless and others revenues	8,075	—	8,075	7,733	(1)	7,732	9,322	(1)	9,321

Wireless and others gross profit	$6,692	$—	$6,692	$6,268	$1	$6,269	$7,021	$1	7,022

Wireless and others gross margin	45%		45%	45%		45%	43%		43%

Total revenues	$173,162	$—	$173,162	$164,064	$—	$164,064	$135,831	$—	$135,831

Less: Total cost of revenues	45,384	(1,654)	43,730	43,176	(1,063)	42,113	33,833	(199)	33,634

Gross profit	$127,778	$1,654	$129,432	$120,888	$1,063	$121,951	$101,998	$199	$102,197

Gross margin	74%		75%	74%		74%	75%		75%

Operating expenses	$61,765	$(6,295)	$55,470	$55,646	$(5,498)	$50,148	$48,760	$(3,735)	$45,025

Operating profit	$66,013	$7,949	$73,962	$65,242	$6,561	$71,803	$53,238	$3,934	$57,172

Operating margin	38%		43%	40%		44%	39%		42%

Income tax expense /(benefit)	$10,399	$718	$11,117	$11,340	$(733)	$10,607	$12,168	$(3,927)	$8,241

Net income before Noncontrolling Interest	$57,385	$7,231	$64,616	$54,013	$7,294	$61,307	$42,445	$7,861	$50,306

Net income attributable to Sohu.com Inc. for basic net income per share	$43,976	$6,699	$50,675	$41,009	$6,780	$47,789	$32,349	$6,996	$39,345

Net income attributable to Sohu.com Inc for diluted net income per share (b)	$41,489	$6,404	$47,893	$38,654	$6,498	$45,152	$29,396	$6,447	$35,843

Diluted net income per share attributable to Sohu.com Inc.	$1.07		$1.23	$1.01		$1.16	$0.76		$0.92

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,669		39,079	38,377		39,019	38,920		38,957

Note:

(a)	To eliminate the impact of share-based awards as measured using the fair value method.
(b)	To adjust Sohu’s economic interest in Changyou and Sogou under the treasury stock method and if-converted method, respectively.
(c)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING IMPACT OF SHARE-BASED AWARDS

	Twelve Months Ended Dec. 31, 2010			Twelve Months Ended Dec. 31, 2009
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Brand Advertising revenues	$211,821	$—	$211,821	$177,073	$—	$177,073
Less: Cost of brand advertising revenues	86,684	(4,803)	81,881	59,451	(787)	58,664

Brand advertising gross profit	$125,137	$4,803	$129,940	$117,622	$787	$118,409

Brand advertising gross margin	59%		61%	66%		67%

Online games revenues	$327,151	$—	$327,151	$267,585	$—	$267,585
Less: Cost of online games revenues	29,852	(194)	29,658	17,505	(324)	17,181

Online games gross profit	$297,299	$194	$297,493	$250,080	$324	$250,404

Online games gross margin	91%		91%	93%		94%

Sponsored search revenues	$18,649	$—	$18,649	$8,491	$—	$8,491
Less: Cost of sponsored search revenues	14,243	—	14,243	9,669	—	9,669

Sponsored search gross profit	$4,406	$—	$4,406	$(1,178)	$—	$(1,178)

Sponsored search gross margin	24%		24%	(14%)		(14%)

Wireless and others revenues	$55,156	$—	$55,156	$62,090	$—	$62,090
Less: Cost of wireless and others revenues	29,528	(3)	29,525	36,770	(38)	36,732

Wireless and others gross profit	$25,628	$3	$25,631	$25,320	$38	$25,358

Wireless and others gross margin	46%		46%	41%		41%

Total revenues	$612,777	$—	$612,777	$515,239	$—	$515,239
Less: Total cost of revenues	160,307	(5,000)	155,307	123,395	(1,149)	122,246

Gross profit	$452,470	$5,000	$457,470	$391,844	$1,149	$392,993

Gross margin	74%		75%	76%		76%

Operating expenses	$221,939	$(22,491)	$199,448	$187,453	$(16,170)	$171,283
Operating profit	230,531	27,491	258,022	204,391	17,319	221,710

Operating margin	38%		42%	40%		43%

Income tax expense/(benefit)	$36,031	$(1,170)	$34,861	$33,745	$(3,927)	$29,818

Net income before Noncontrolling Interest	$198,184	$28,661	$226,845	$176,435	$21,246	$197,681

Net income attributable to Sohu.com Inc. for basic net income per share	$148,629	$26,214	$174,843	$147,833	$18,012	$165,845

Net income attributable to Sohu.com Inc for diluted net income per share (b)	$139,335	$24,931	$164,266	$139,272	$16,058	$155,330

Diluted net income per share attributable to Sohu.com Inc.	$3.62		$4.21	$3.57		$3.98

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,445		39,054	38,969		39,051

Note:

(a)	To eliminate the impact of share-based awards as measured using the fair value method.
(b)	To adjust Sohu’s economic interest in Changyou and Sogou under the treasury stock method and if-converted method, respectively.
(c)	Certain amounts from prior periods have been reclassified to conform with current period presentation.